SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2005

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

(312) 326-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 23, 2005, R. R. Donnelley & Sons Company (the “Company”) issued $500 million aggregate principal amount of its 4.95% Notes due 2010 and $500 million aggregate principal amount of its 5.50% Notes due 2015 (collectively, the “Notes”) pursuant to an indenture (the “Indenture”), between the Company and LaSalle Bank National Association, as trustee. The Notes were sold in a private placement (i) to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) outside the United States to persons who are not “U.S. persons” (as defined in Ruled 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 4.95% Notes due 2010 bear interest at a rate of 4.95% per annum and mature on May 15, 2010. The 5.50% Notes due 2015 bear interest at a rate of 5.50% per annum and mature on May 15, 2015. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2005, to holders of record of such Notes registered at the close of business on the May 1 or November 1, respectively, preceding such interest payment date.

The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) incur secured debt; (ii) enter into sale and lease-back transactions; and (iii) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to important exceptions that are set forth in the Indenture.

The Company may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture.

In the event that, for any reason, (i) the Company’s proposed acquisition of The Astron Group Limited is not completed on or prior to September 30, 2005 or (ii) the agreement to purchase The Astron Group Limited is terminated on or prior to September 30, 2005, the Company will redeem all the Notes at a price equal to 101% of the aggregate principal amount of the Notes together with accrued and unpaid interest to the date of redemption on the earlier to occur of (a) October 31, 2005 and (b) the 30th day following the termination of the purchase agreement.

The Indenture provides for customary events of default, including nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

Under the terms of a Registration Rights Agreement, dated May 23, 2005, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture, relating to the 4.95% Notes due 2010 and the 5.50% Notes due 2015, dated as of May 23, 2005, between the Company and LaSalle Bank National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of May 23, 2005, among the Company, Citigroup Global Markets Inc., Banc of America Securities, LLC and J.P. Morgan Securities Inc., as Representatives of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date:	May 25, 2005	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, relating to the 4.95% Notes due 2010 and the 5.50% Notes due 2015, dated as of May 23, 2005, between the Company and LaSalle Bank National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of May 23, 2005, among the Company, Citigroup Global Markets Inc., Banc of America Securities, LLC and J.P. Morgan Securities Inc., as Representatives of the Initial Purchasers.